For Immediate Release
Media Relations:
Kristi Knight
801-722-7000
kknight@omniture.com
Investor Relations:
Mike Look
650-450-1008
mlook@omniture.com
Omniture Reports First Quarter 2008 Financial Results
Company Posts 117% Revenue Growth; Organic Growth Exceeds 60%
OREM, UT, April 30, 2008 — Omniture, Inc. (NASDAQ:OMTR), a leading provider of online business optimization software, today announced results for its first quarter ending March 31, 2008. The Company’s results reflect the acquisition of Visual Sciences, Inc., which was completed on January 17, 2008, and include Visual Sciences operating results since that date.
In the first quarter of 2008, Omniture achieved record revenue of $63.2 million, an increase of 117% compared to revenue of $29.2 million reported for the same period a year ago and an increase of 47% compared to $43.1 million in the prior period. Non-GAAP revenue for the quarter was $69.6 million. The difference between GAAP and non-GAAP revenue reflects the revenue excluded from the GAAP results due to purchase accounting adjustments, which reduces deferred revenue to its fair value.
“We are proud of our team delivering on earlier than expected synergies in our acquisitions and the continued strength of our core business. The combination of these two items led to better than expected non-GAAP profitability for the quarter and increased guidance for our non-GAAP Q4 operating margin and full-year revenue,” stated Josh James, CEO and co-founder of Omniture. “As one of the largest SaaS companies in the world, Omniture is leveraging its leadership position in the marketplace and building an ecosystem in arguably the most exciting space.”
Omniture’s GAAP net loss was $12.9 million or $0.19 per diluted share in the first quarter of 2008 as compared to a net loss of $2.4 million or $0.05 per diluted share in the first quarter of 2007. Non-GAAP net income was $7.3 million or $0.10 per diluted share for the first quarter 2008, compared to non-GAAP net income of $0.9 million or $0.02 per diluted share in the first quarter of 2007. Non-GAAP net income excludes the effect of the acquisition-related reduction to deferred revenue, stock-based compensation, amortization of certain intangible assets, imputed interest related to a patent license agreement and certain acquisition-related expenses and tax benefits.
First quarter fiscal 2008 adjusted EBITDA was $12.2 million. Adjusted EBITDA is defined as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue.

During the first quarter of 2008, Omniture captured data from over 851 billion transactions and added over 250 new customers organically in addition to the new customers acquired in connection with the Visual Sciences acquisition. Following its acquisition of Visual Sciences, Omniture now has more than 4,500 customers worldwide. New customer relationships secured and announced in the first quarter include: American Cancer Society, Boingo Wireless, Burpee Seeds, Dominion Enterprises, Fox International Channels, HIT Entertainment, Jones Soda Company, Kia Motors, Nutrisystem, Rugs Direct, Sephora, Shopit, Sylvan Learning Centers, Ubid and Washington Post Newsweek Interactive. New international customers include: Cadbury Schweppes, FrenchConnection UK and Volkswagen Nutzfahrzeuge.
Guidance
•	Q2 FY 2008: GAAP revenue for the second quarter is expected to be in the range of $70 million to $72 million. GAAP net loss is expected to be in the range of $0.13 to $0.14 per share in the second quarter of 2008. Non-GAAP revenue for the company’s second quarter is expected to be in the range of $73 million to $75 million. Non-GAAP net income for the second quarter is expected to be between $0.10 to $0.11 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $13.5 million to $14.5 million.
•	Full Year FY 2008: GAAP revenue for the full year 2008 is expected to be in the range of $295 million to $300 million. GAAP net loss is expected to be in the range of $0.44 to $0.49 per share. Non-GAAP revenue for the company’s full year 2008 is expected to be in the range of $308 million to $313 million. Non-GAAP net income for the year is expected to be in the range of $0.41 to $0.46 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $59 million to $63 million for the full year.
Information for Conference Call to Discuss Q1 FY 2008 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast at 5:00 p.m. (Eastern Time). To access the conference call, dial 800-259-0251, or 617-614-3671 for international callers. The access code is 27036195. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the “Investor Relations” section of the company’s corporate Web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 7:00 p.m. (Eastern Time) by dialing 888-286-8010 or 617-801-6888 for international callers. The access code is 71748405. The conference call will also be archived on the company’s corporate web site. Both the replay and archived web cast will be available until May 14, 2008.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations section of our corporate Web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the company’s operating results because they are helpful in understanding our past financial performance and our future results and facilitate comparisons of results between periods. We believe the calculation of non-GAAP revenue, which reflects the revenue excluded from the GAAP results due to purchase accounting adjustments to reduce deferred revenue to its fair value, provides a meaningful comparison to our historic GAAP revenue. We also believe the calculation of net income and loss, calculated without acquisition-related accounting adjustments to deferred revenue, stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and certain acquisition-related expenses and tax benefits, provides a meaningful comparison to our net loss figures. We also believe that adjusted EBITDA, which we calculate as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and the acquisition-related adjustments to deferred revenue, is an indicator of the company’s financial results and cash flows and is useful to investors in evaluating operating performance. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service and on-premise solution, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture University(TM). Omniture’s 4,500 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, General Motors, Sony and HP. www.omniture.com
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our leadership in the market for online business optimization services, including web analytics, and our current expectations regarding GAAP and non-GAAP revenue, GAAP and non-GAAP net income and net loss, and adjusted EBITDA, the integration of our recent acquisitions, and the extent to which our installed customer base will accept our new or acquired products and services and our strategy will be successful. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with changes in the demand for our services, the potential that we or our customers may not realize the benefits we currently expect from our recent acquisitions, risks that the expected financial effect of our recent acquisitions may not be realized, risks associated with the operation of our business or our industry in general, risks inherent in the integration and combination of complex products and technologies from our acquisitions, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service and other product and service offerings, including the new combined offerings from our acquisitions, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new products and services, our ability to raise capital in the future, risks associated with our acquisition strategy and disruptions in our business and operations as a result of acquisitions, the ability of our expanding sales organization to become productive, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development, our ability to expand our international operations and to sell our services to customers located outside the United States, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, and the blocking or erasing of “cookies”; and such other risks as identified in Omniture’s annual report on Form 10-K for the period ended December 31, 2007 and from time to time in other reports filed by Omniture with the U.S. Securities Exchange Commission. These reports are available on our Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Copyright (c) 2008 Omniture, Inc. All rights reserved. Omniture and the Omniture logo are registered trademarks of Omniture, Inc., and Omniture owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.
(Financial Tables to Follow)

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Three Months Ended
	March 31,		March 31,		% Increase
	2007	% of Revenues	2008	% of Revenues	(Decrease)
Revenues:
Subscription, license and maintenance	$27,320	94%	$57,169	90%	109%
Professional services and other	1,833	6	6,044	10	230

Total revenues	29,153	100	63,213	100	117

Cost of revenues (1):
Subscription, license and maintenance	9,460	33	23,793	38	152
Professional services and other	1,278	4	3,134	5	145

Total cost of revenues	10,738	37	26,927	43	151

Gross profit	18,415	63	36,286	57	97
Operating expenses (1):
Sales and marketing	13,324	45	31,216	49	134
Research and development	3,143	11	9,801	16	212
General and administrative	4,386	15	10,814	17	147

Total operating expenses	20,853	71	51,831	82	149

Loss from operations	(2,438)	(8)	(15,545)	(25)	538
Interest income	636	2	948	2	49
Interest expense	(257)	(1)	(227)	—	(12)
Other expense, net	(353)	(1)	(3)	—	(99)

Loss before provision for (benefit from) income taxes	(2,412)	(8)	(14,827)	(23)	515
Provision for (benefit from) income taxes	34	—	(1,885)	(3)	(5,644)

Net loss	$(2,446)	(8)%	$(12,942)	(20)%	429%

Net loss per share:
Net loss per share, basic and diluted	$(0.05)		$(0.19)		280%
Weighted-average number of shares, basic and diluted	47,753		69,180		45%

Adjusted EBITDA (2)	$3,972	14%	$12,197	19%	207%

(1) Amounts include stock-based compensation expenses, as follows:
Cost of subscription, license and maintenance revenues	$293	1%	$1,627	2%
Cost of professional services and other revenues	104	0	259	0
Sales and marketing	675	2	3,158	5
Research and development	383	1	2,328	4
General and administrative	430	2	1,779	3

Total stock-based compensation expenses	$1,885	6%	$9,151	14%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2007	2008
Reconciliation of Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis:
Total revenues on a GAAP basis	$29,153	$63,213
Acquisition-related adjustment to Instadia deferred revenue (1)	165	—
Acquisition-related adjustment to Touch Clarity deferred revenue (1)	180	378
Acquisition-related adjustment to Offermatica deferred revenue (1)	—	376
Acquisition-related adjustment to Visual Sciences deferred revenue (1)	—	5,621

Total revenues on a non-GAAP basis	$29,498	$69,588

Reconciliation of Net Loss on a GAAP Basis to Net Income on a Non-GAAP Basis:
Net loss on a GAAP basis	$(2,446)	$(12,942)
Acquisition-related adjustment to deferred revenue (1)	345	6,375
Amortization of intangible assets (2)	841	6,913
Stock-based compensation	1,885	9,151
Imputed interest on patent license obligation (3)	69	63
Loss on foreign currency forward contract related to Instadia acquisition (4)	243	—
Non-cash tax benefit resulting from the reduction in acquisition-related deferred tax liabilities (5)	—	(2,291)

Net income on a non-GAAP basis	$937	$7,269

Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net Income per Share on a Non-GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.05)	$(0.19)
Acquisition-related adjustment to deferred revenue (1)	0.01	0.09
Amortization of intangible assets (2)	0.02	0.10
Stock-based compensation	0.04	0.14
Non-cash tax benefit resulting from the reduction in acquisition-related
deferred tax liabilities (5)	—	(0.03)
Impact of difference in number of GAAP and non-GAAP diluted shares	—	(0.01)

Diluted net income per share on a non-GAAP basis	$0.02	$0.10

Reconciliation of Net Loss on a GAAP Basis to Adjusted EBITDA:
Net loss on a GAAP basis	$(2,446)	$(12,942)
Other income, net	(26)	(718)
Provision for (benefit from) income taxes	34	(1,885)

Loss from operations on a GAAP basis	(2,438)	(15,545)
Depreciation and amortization	4,180	12,216
Stock-based compensation	1,885	9,151
Acquisition-related adjustment to deferred revenue (1)	345	6,375

Adjusted EBITDA	$3,972	$12,197

(1)	This item is recorded in subscription, license and maintenance revenue in the Condensed Consolidated Statements of Operations

(2)	Amortization of intangible assets is allocated as follows in the Condensed Consolidated Statement of Operations:

	Three Months Ended
	March 31,
	2007	2008
Cost of subscription, license and maintenance revenues	$563	$4,258
Sales and marketing	227	2,569
General and administrative	51	86

Total amortization of intangible assets	$841	$6,913

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

(4)	This item is recorded in other expense, net in the Condensed Consolidated Statements of Operations

(5)	This item is recorded in provision for (benefit from) income taxes in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Reconciliation of Forward Looking Measures
(in millions, except per share data)
(unaudited)
Reconciliation of Forward Looking Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis

	Three Months Ended	Year Ended
	June 30, 2008	December 31, 2008
Total revenues on a GAAP basis	$70 to $72	$295 to $300
Acquisition-related adjustment to deferred revenue	3	13

Total revenues on a non-GAAP basis	$73 to $75	$308 to $313

Reconciliation of Forward Looking GAAP Diluted Net Loss Per Share to Non-GAAP Diluted Net Income Per Share

	Three Months Ended	Year Ended
	June 30, 2008	December 31, 2008
Diluted net loss per share on a GAAP basis	$(0.14) to $(0.13)	$(0.49) to $(0.44)
Acquisition-related adjustment to deferred revenue	0.05	0.18
Stock-based compensation	0.12	0.44
Amortization of intangible assets	0.11	0.42
Non-cash tax benefit resulting from the reduction in acquisition-related deferred tax liabilities	(0.03)	(0.11)
Impact of difference in number of GAAP and non-GAAP diluted shares	(0.01)	(0.03)

Diluted net income per share on a non-GAAP basis	$0.10 to $0.11	$0.41 to $0.46

Reconciliation of Forward Looking Net Loss on a GAAP Basis to Adjusted EBITDA

	Three Months Ended	Year Ended
	June 30, 2008	December 31, 2008
Net loss on a GAAP basis	$(10.4) to $(9.4)	$(35.7) to $(31.7)
Other income, net	(0.5)	(1.9)
Provision for income taxes	(1.9)	(6.4)

Loss from operations on a GAAP basis	(12.8) to (11.8)	(44.0) to (40.0)
Depreciation and amortization	14.5	58.0
Stock-based compensation	8.8	32.0
Acquisition-related adjustment to deferred revenue	3.0	13.0

Adjusted EBITDA	$13.5 to $14.5	$59.0 to $63.0

Omniture, Inc.
Additional Metrics
(unaudited)

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,
	2006	2006	2006	2006	2007	2007	2007	2007	2008
Full-time employee headcount	312	324	323	353	465	531	578	713	985
Quarterly number of transactions captured (in billions)	288.5	315.0	362.7	420.7	496.0	520.0	561.3	619.3	851.5

	Three Months Ended March 31,
	2007	2008
Revenues by geography (in thousands):
Customers within the United States	$22,548	$46,084
Customers outside the United States	6,605	17,129

Total revenues	$29,153	$63,213

Revenues by geography as a percentage of total revenues:
Customers within the United States	77%	73%
Customers outside the United States	23	27

Total	100%	100%

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2007	2008
Cash flows from operating activities:
Net loss	$(2,446)	$(12,942)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,180	12,216
Stock-based compensation	1,885	9,151
Gain from reduction in acquisition-related deferred tax liabilities	—	(2,308)
Gain on sale of investments	—	(48)
Loss on foreign currency forward contract	243	—
Amortization of premiums and discounts on short-term investments	—	(122)
Net changes in operating assets and liabilities:
Accounts receivable, net	(7,326)	(10,882)
Prepaid expenses and other assets	13	1,872
Accounts payable	3,487	13,582
Accrued and other liabilities	(1,497)	(8,363)
Deferred revenues	4,386	13,202

Net cash provided by operating activities	2,925	15,358

Cash flows from investing activities:
Purchases of investments	(12,000)	(9,886)
Sales of investments	—	35,799
Purchases of property and equipment	(2,302)	(10,111)
Purchases of intangible assets	(1,628)	(2,437)
Payment related to foreign currency forward contract	(337)	—
Business acquisitions, net of cash acquired	(26,264)	(51,870)

Net cash used in investing activities	(42,531)	(38,505)

Cash flows from financing activities:
Proceeds from exercise of stock options	659	2,106
Proceeds from employee stock purchase plan	99	125
Repurchases of vested restricted stock	—	(729)
Proceeds from issuance of notes payable	—	3,006
Principal payments on notes payable and capital lease obligations	(1,623)	(5,060)

Net cash used in financing activities	(865)	(552)
Effect of exchange rate changes on cash and cash equivalents	—	244

Net decrease in cash and cash equivalents	(40,471)	(23,455)
Cash and cash equivalents at beginning of period	68,287	77,765

Cash and cash equivalents at end of period	$27,816	$54,310

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2007	2008
		(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$77,765	$54,310
Short-term investments	56,924	11,103
Accounts receivable, net	51,971	82,086
Prepaid expenses and other current assets	3,663	4,107

Total current assets	190,323	151,606

Property and equipment, net	31,214	46,567
Intangible assets, net	50,769	154,814
Goodwill	94,960	427,004
Long-term investments	—	20,593
Other assets	3,457	2,149

Total assets	$370,723	$802,733

Liabilities and Stockholders’ Equity:

Current liabilities:
Accounts payable	$6,470	$21,490
Accrued liabilities	17,126	27,431
Current portion of deferred revenues	42,041	64,397
Current portion of notes payable	4,407	4,953
Current portion of capital lease obligations	246	261

Total current liabilities	70,290	118,532

Deferred revenues, less current portion	1,815	1,977
Notes payable, less current portion	2,948	4,428
Capital lease obligations, less current portion	173	145
Other liabilities	4,422	20,177

Commitments and contingencies
Stockholders’ equity:
Preferred Stock	—	—
Common stock	61	71
Additional paid-in capital	340,424	720,158
Deferred stock-based compensation	(1,182)	(977)
Accumulated other comprehensive income (loss)	40	(568)
Accumulated deficit	(48,268)	(61,210)

Total stockholders’ equity	291,075	657,474

Total liabilities and stockholders’ equity	$370,723	$802,733